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                                                                     EXHIBIT 5.1

     [Letterhead of Day, Edwards, Federman, Propester & Christensen, P.C.]
                                     DRAFT



                               September 30, 1998



Summit Life Corporation
3021 Epperly Dr.
P.O. Box 15808
Oklahoma City, Oklahoma 73155

     Re:  Summit Life Corporation
     Registration Statement on Form SB-2

Gentlemen:

     We have acted as counsel to Summit Life Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be sold by the Company upon the terms and subject to the conditions set forth in the Company's
registration statement on Form SB-2, File No. 333-             (the
"Registration Statement").

     In connection therewith, we have examined copies of the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, the corporate proceedings with respect to the offering of shares, and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares to be sold by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of Oklahoma and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Oklahoma and the federal laws of the United States of America. This opinion is for the benefit of the Company and this opinion may not be relied upon in any manner whatsoever by any other person or entity.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

               Very truly yours,




               DAY, EDWARDS, FEDERMAN, PROPESTER & CHRISTENSEN, P.C.